1615 Poydras Street · New Orleans, LA 70112	Financial & Media Contact:
David P. Joint
(504) 582-4203
McMoRan Exploration Co. Announces Interim
Update on the Davy Jones Offset Appraisal Well

NEW ORLEANS, LA, February 3, 2011 —McMoRan Exploration Co. (NYSE: MMR) today announced results from interim logging operations at the Davy Jones offset appraisal well located on South Marsh Island Block 234 in 20 feet of water.
     The Davy Jones offset appraisal well (Davy Jones No. 2) is drilling below a true vertical depth of 27,900 feet. Preliminary data from wireline logs over the interval from 25,400 feet to 27,300 feet, which continue to be evaluated, indicated over 200 feet of gross sand and approximately 100 net feet of sand, based on intermittent porosity data available, in multiple Wilcox zones that appear to be hydrocarbon bearing. Additional data will be required to complete the evaluation. Paleo and log data indicate the offset well to be approximately 1,300 feet structurally high (up dip) to the Davy Jones discovery well (Davy Jones No. 1) and confirm the major structural features of the Davy Jones prospect. All but one of the sands in the discovery well appear to be present in the offset well, which would confirm sand continuity on the Davy Jones feature. This information also suggests that the Wilcox sands at Davy Jones could be sheet sands (not channel sands) and could be present at other McMoRan prospects on its acreage position within the Davy Jones trend. These results support the wedge effect seen on other large sub-salt structures in the Gulf of Mexico, where sands generally thicken on the flanks of the structure.
     The Davy Jones No. 2 well is located two and a half miles southwest of the Davy Jones No. 1 well. Based on analogies with a number of other large sub-surface structures in the Gulf of Mexico, McMoRan believes there is potential for thicker sands on the northern part of the structure, which is closer to the depositional source.
     McMoRan is deepening the well to evaluate additional objectives, including possibly the Upper Cretaceous (Tuscaloosa) sections. Paleo data at 27,742 feet indicates the Davy Jones No. 2 well is in the Midway formation, which is a geologic interval below the Wilcox and above the Upper Cretaceous (Tuscaloosa). McMoRan’s interpretation indicates that the Upper Cretaceous (Tuscaloosa) section, if present in deeper horizons on the Shelf at Davy Jones, would be correlative with the prolific Tuscaloosa trend onshore South Louisiana. If confirmed, McMoRan believes the combination of productive Wilcox and Tuscaloosa sands on the same structure could enhance the prospectivity of Davy Jones and the value of McMoRan’s other ultra-deep prospects on its acreage position within the Davy Jones trend.
     As previously reported, in January 2010 McMoRan logged 200 net feet of pay in multiple Wilcox sands in the Davy Jones No. 1 well on South Marsh Island Block 230. In March 2010, a production liner was set and the well was temporarily abandoned to prepare for completion. McMoRan has ordered long-lead time and specialty items, including a 25,000 PSI production tree, safety valve and blowout preventer, and expects to complete and flow test the well by year-end 2011.
     Davy Jones involves a large ultra-deep structure encompassing four OCS lease blocks (20,000 acres). McMoRan holds a 60.4 percent working interest and 47.9 percent net revenue interest in Davy Jones. Other working interest owners in Davy Jones include: Energy XXI (NASDAQ: EXXI) (15.8%), Nippon Oil Exploration USA Limited (12%), W.A. “Tex” Moncrief, Jr. (8.8%) and a private investor (3%).

     McMoRan Exploration Co. is an independent public company engaged in the exploration, development and production of natural gas and oil in the shallow waters of the GOM Shelf and onshore in the Gulf Coast area. Additional information about McMoRan is available on its internet website “www.mcmoran.com”.
CAUTIONARY STATEMENT: This press release contains forward-looking statements that involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements. We caution readers that those statements are not guarantees of future performance or exploration and development success, and our actual exploration experience and future financial results may differ materially from those anticipated, projected or assumed in the forward-looking statements. Such forward-looking statements include, but are not limited to, statements regarding various oil and gas discoveries, oil and gas exploration, development and production activities, capital expenditures, reclamation costs, anticipated and potential production and flow rates, and other statements that are not historical facts. No assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on our results of operations or financial condition. Important factors that can cause actual results to differ materially from the results anticipated by forward-looking statements include, but are not limited to, those associated with general economic and business conditions, failure to realize expected value creation from the property acquisition, exercise of preferential rights to purchase, variations in the market demand for, and prices of, oil and natural gas, drilling results, unanticipated fluctuations in flow rates of producing wells due to mechanical or operational issues (including those experienced by wells operated by third parties where we are a participant), oil and natural gas reserve expectations, the potential adoption of new governmental regulations, failure of third party partners to fulfill their commitments, the ability to satisfy future cash obligations and environmental costs, adverse conditions, such as high temperatures and pressure that could lead to mechanical failures or increased costs, the ability to hold current or future lease acreage rights, the ability to satisfy future cash obligations and environmental costs, access to capital to fund drilling activities, as well as other general exploration and development risks and hazards, and other factors described in more detail in Part I, Item 1A. “Risk Factors” included in our 2009 Form 10-K, as updated by our subsequent filings with the SEC. Investors are cautioned that many of the assumptions upon which our forward-looking statements are based are likely to change after our forward-looking statements are made, including for example the market prices of oil and natural gas, which we cannot control, and production volumes and costs, some aspects of which we may or may not be able to control. Further, we may make changes to our business plans that could or will affect our results. We caution investors that we do not intend to update our forward-looking statements, notwithstanding any changes in our assumptions, changes in our business plans, our actual experience, or other changes, and we undertake no obligation to update any forward-looking statements.
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